UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 22, 2016

TERADATA CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-33458

Delaware	75-3236470
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10000 Innovation Drive

Dayton, Ohio 45342

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (866) 548-8348

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 22, 2016, Teradata Corporation (“Teradata” or the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with TMA Solutions, L.P., a Cayman Islands exempted limited partnership and an affiliate of Marlin Equity Partners (“Buyer”). Subject to the terms and conditions of the Purchase Agreement, Buyer has agreed to acquire Teradata’s marketing applications business (the “TMA Business”) for $90 million in cash, subject to customary adjustments based on, among other things, the amount of cash, debt and working capital in the TMA Business at the closing date (the “Transaction”).

Teradata and Buyer have made customary representations, warranties and covenants in the Purchase Agreement, including a covenant by Teradata to operate the TMA Business in all material respects in the ordinary course of business consistent with past practice from the signing of the Purchase Agreement until the closing of the Transaction. The closing is subject to customary conditions, including the expiration or termination of waiting periods required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and certain non-U.S. antitrust laws. There is no financing condition to the Transaction. The Purchase Agreement also provides that, following the closing, each party will have certain indemnification obligations, including with respect to breaches of representations, warranties and covenants, subject to specified limitations. The Purchase Agreement may be terminated under certain circumstances, including by either party if the acquisition has not been completed by October 22, 2016. Buyer has obtained a commitment from Marlin Equity IV, L.P. to provide funding for the purchase price or, if required under the terms of the Purchase Agreement, a specified termination fee.

The foregoing description of the Purchase Agreement is not complete and is subject to and qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Purchase Agreement and the foregoing description have been included to provide investors with information regarding the material terms of the Purchase Agreement. They are not intended to provide any other factual information about Teradata or Buyer. The representations, warranties and covenants in the Purchase Agreement have been made only for the purposes of the Purchase Agreement and solely for the benefit of the parties thereto, and for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing matters of fact. In addition, they may be subject to a contractual standard of materiality different from that generally applicable to investors as well as qualifications and limitations agreed upon by the parties in connection with the negotiated terms of the Purchase Agreement, including qualifications in disclosure schedules. In addition, such representations and warranties were made only as of the dates specified in the Purchase Agreement and information regarding the subject matter thereof may change after that date. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding Teradata or its business as of the date of the Purchase Agreement or as of any other date.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, by and between Teradata Corporation and TMA Solutions, L.P., dated as of April 22, 2016*

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2016	By:	/s/ Laura K. Nyquist
	Name:	Laura K. Nyquist
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, by and between Teradata Corporation and TMA Solutions, L.P., dated as of April 22, 2016*

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

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